Exhibit 10.12 - Assignment - Brett Abrams


                                   ASSIGNMENT

     WHEREAS, Nathaniel, Ltd. Is the sole owner, by assignment,. of the Letters Patents 01 the United states of America as Identified on the EXHIBIT attached hereto, and

     WHEREAS, Stan E. Abrams, a citizen of the United States of America and resident at 4871 N. Mesa Drive, Castle Rock, CO 80104, Is desirous of acquiring the entire right, title and interest in and to the same:

     NOW, THEREFORE, to all whom it may concern, be it known that for and In consideration Of the sum of One Dollar ($1.00) paid and other good and valuable consideration, the receipt of which Is hereby acknowledged, Nathaniel, Ltd. has sold, assigned, transferred and set over, and by these presents does sell} assign, transfer and set over, unto the said Stan E. Abrams, the Letters Patents as listed on the attached EXHIBIT; the same to be held and enjoyed by the said Stan E. Abrams, Its successors, assigns or other legal representatives, for its own use, and for the use 01 Its successors, assigns or other legal-representatives, to the end of the term or terms for Which said Letters Patents are granted or may be reissued, as fully and entirely as the same would have been held and enjoyed by said Nathaniel, Ltd. had this assignment and sale not been made.

     IN TESTIMONY WHEREAS, Nathaniel, Ltd. has caused its corporate seal to be impressed hereon and the hands of its proper officers to be subscribed hereto this _24th _day of _April_, 2002.

(Co. Seal)

                                             Nathaniel, Ltd,

                              By:         /s/______________
                              Name:          Brett Abrams
                              Company Title: Secretary B.A.

Attest:
______________
Secretary

State of  _Colorado_
County of _Douglas_

On this _24th_ day of _April_, 2002, before me personally came Brett Abrams, to me known, and known to me to be the President of Nathaniel, Ltd., the assignor above-named and acknowledged that he executed the foregoing instrument on behalf of said assignor and pursuant to authority duly received.


     _/s/_LINDA A. MYERS_____
          NOTARY PUBLIC

     My Commission Expires _11/07/02_